Exhibit 99.2

July 21, 2008

Dennis Moss, Administrative Law Judge
Washington Utilities and Transportation Commission
1300 S. Evergreen Park Dr. SW
P. O. Box 47250
Olympia, Washington  98504-7250

Re:	In the Matter of the Joint Application of Puget Holdings LLC and Puget Sound Energy Inc. for an Order Authorizing Proposed Transaction
Docket U-072375

Dear Judge Moss:

I am sending this letter on behalf of Commission Staff, Puget Sound Energy, Inc., Puget Holdings LLC, the Industrial Customers of Northwest Utilities (ICNU), Northwest Industrial Gas Users (NWIGU), The Energy Project, The Kroger Company, and the Northwest Energy Coalition.  These parties have reached an agreed resolution of all issues before the Commission in this docket.  We are sending this letter now pursuant to the Commission’s request for prompt notice of such matters in WAC 480-07-740(1)(c).  These parties understand this resolution is subject to Commission approval.

These parties plan to file a Settlement Stipulation tomorrow (Tuesday, July 22, 2008), but in no event later than noon on Wednesday (July 23, 2008).  In that filing, these parties will ask that the Commission suspend the hearings currently set for July 28-31, 2008, and set a prehearing conference as soon as possible to determine a procedural schedule for hearing on the settlement.  The prehearing conference currently held open for Wednesday, July 23, 2008, or Monday, July 28, 2008, are obvious dates for such a prehearing conference.

These parties expect the Settlement Stipulation will likely be filed as a “multiparty” settlement, as the Commission defines that term in WAC 480-07-730(3).  We anticipate that all parties who have actively participated in this proceeding, with the exception of Public Counsel, will sign the Settlement Stipulation.  The Cogeneration Coalition has indicated it will not oppose the Settlement.

Sincerely,

/s/ Donald T. Trotter

DONALD T. TROTTER
Senior Counsel

DTT:klg
Enclosures
cc:           Parties